                                                                    EXHIBIT 99.1




                          LOAN AND SECURITY AGREEMENT


                         DATED AS OF NOVEMBER 10, 1997


                                    BETWEEN


                            MORROW SNOWBOARDS, INC.,


                                  AS BORROWER


                                      AND


                         LASALLE BUSINESS CREDIT, INC.,


                                   AS LENDER


                                  $18,000,000

                                    CONTENTS


     1.   DEFINITIONS.................................................   1

          (a)  General Definitions....................................   1

          (b)  Accounting Terms and Definitions.......................  12

     2.   REVOLVING LOANS.............................................  12

     3.   TERM LOAN...................................................  13

     4.   LETTERS OF CREDIT...........................................  14

     5.   INTEREST, FEES AND CHARGES..................................  14

          (a)  Rates of Interest......................................  14

          (b)  Computation of Interest and Fees.......................  15

          (c)  Maximum Interest.......................................  15

          (d)  Letter of Credit Fees..................................  15

          (e)  Closing Fee............................................  16

          (f)  Unused Line Fee........................................  16

          (g)  Appraisal Fees and Other Costs.........................  16

          (h)  Capital Adequacy Charge................................  16

     6.   LOAN ADMINISTRATION.........................................  17

          (a)  Loan Requests..........................................  17

          (b)  Disbursement...........................................  18

          (c)  Notice of Continuation and Notice of Conversion........  18

     7.   GRANT OF SECURITY INTEREST TO LaSALLE.......................  20

     8.   PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY
          INTERESTS THEREIN...........................................  21


                                                                         Page i

     9.   POSSESSION OF COLLATERAL AND RELATED MATTERS................  22

     10.  COLLECTIONS.................................................  22

     11.  SCHEDULES AND REPORTS.......................................  24

     12.  TERMINATION.................................................  25

     13.  REPRESENTATIONS AND WARRANTIES..............................  26

     14.  COVENANTS...................................................  30

     15.  CONDITIONS PRECEDENT........................................  36

     16.  DEFAULT.....................................................  37

     17.  REMEDIES UPON AN EVENT OF DEFAULT...........................  39

     18.  INDEMNIFICATION.............................................  40

     19.  NOTICES.....................................................  41

     20.  CHOICE OF GOVERNING LAW AND CONSTRUCTION....................  41

     21.  FORUM SELECTION.............................................  41

     22.  MODIFICATION AND BENEFIT OF AGREEMENT.......................  41

     23.  HEADINGS OF SUBDIVISIONS....................................  42

     24.  POWER OF ATTORNEY...........................................  42

     25.  ADVERTISING.................................................  42

     26.  WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY........  42

     27.  OREGON STATUTORY NOTICE.....................................  43

                                                                         Page ii

                             EXHIBITS AND SCHEDULES


Exhibit A                       - Business and Collateral Locations
Exhibit B                       - Reporting Requirement
Exhibit C                       - Compliance Certificate

Schedule 1                      - Permitted Liens
Schedule 13(i)                  - Pending Litigation
Schedule 13(m)                  - Other Names
Schedule 13(q)                  - Permitted Indebtedness
Schedule 13(s)                  - List of Parents and Subsidiaries
Schedule 14                     - Covenant Disclosures
Schedule 15(i)                  - Closing Document List

                                                                        Page iii

                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of November 10, 1997, by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, and MORROW SNOWBOARDS, INC., an Oregon corporation ("Borrower"), with its principal office at 2600 Pringle Road, S.E., Salem, Oregon 97302.

                                  WITNESSETH:

     WHEREAS, from time to time Borrower may request LaSalle to make loans and advances to and extend certain credit accommodations to Borrower, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made;

     NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrower by LaSalle, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

1.   DEFINITIONS.

     (a)  GENERAL DEFINITIONS

     "ACCOUNT," "ACCOUNT DEBTOR," "CHATTEL PAPER," "DEPOSIT ACCOUNTS," "DOCUMENTS," "EQUIPMENT," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS," "INVENTORY," AND "INVESTMENT PROPERTY" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Oregon Uniform Commercial Code.

     "ACQUISITION" shall mean the proposed acquisition by Borrower of Westbeach Snowboard Canada Limited.

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under common control with Borrower.

     "A/R ADVANCE RATE" means, at any time, the percentage set forth below opposite the applicable average Dilution of Borrower's Accounts for the twelve months preceding the time of such determination:

          Dilution              A/R Advance Rate
          0-5%                  85%

          Dilution                  A/R Advance Rate
          5.1-6%                    83%
          6.1-7%                    81%
          7.1-8%                    79%
          8.1-9%                    77%
          9.1-10%                   75%
          More than 10%    Rate determined by LaSalle in the
                           exercise of its sole credit judgment

     "BORROWING BASE" means, as of any date of determination, an amount equal to the following amount:

          (i) the A/R Advance Rate applied to an amount equal to (A) the face amount of the then outstanding Eligible Accounts less (B) sales, excise or similar taxes included in the amount thereof and less (C) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto;

          (ii) plus the lesser of (A) $4,000,000 if the date of determination is during the months of September through February and $8,000,000 if the date of determination is during the months of March through August or (B) the applicable Inventory Advance Rates applied, with respect to the applicable category of Eligible Inventory, to the then amount of such Eligible Inventory valued at the lower of cost (determined on a "first in, first out" basis) or market value; and

          (iii) less all Borrowing Base Reserves.

     "BORROWING BASE RESERVES" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as LaSalle, in its sole discretion, may from time to time establish in determining the Borrowing Base to reflect contingencies or risks which may affect the Collateral, the business, business prospects or financial condition of Borrower, or the security of the Loans.

     "BREAKAGE COSTS" shall have the meaning specified in paragraph 6(c)(iv) hereof.

     "BUSINESS DAY" shall mean (i) any day other than a Saturday, Sunday, or such other day as banks in Chicago, Illinois are authorized or required to be closed for business, and (ii) with respect to notices and determinations in connection with LIBOR Loans, any day included in (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in London, England.

     "CAPITAL EXPENDITURES" shall mean, with respect to any period, excluding the Acquisition the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of Borrower.

     "CLOSING DATE" shall mean the date first stated above.

     "CLOSING DOCUMENT LIST" shall have the meaning specified in paragraph 15 hereof.

     "COLLATERAL" shall mean all of Borrower's property described in paragraph 7 hereof and all of Borrower's real property described in the Mortgage.

     "CONTINUATION" shall have the meaning specified in paragraph 6 hereof.

     "CONVERSION" shall have the meaning specified in paragraph 6 hereof.

     "DEBT SERVICE COVERAGE RATIO" shall mean, with respect to any period, the ratio of (i) net income after taxes for such period (excluding any after-tax gains on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains), plus deferred taxes, plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, and plus the after-tax increase in LIFO reserves or minus the after tax decrease in LIFO reserves, to (ii) current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables and revolving loans) and paid during such period.

     "DEFAULT" shall mean an Event of Default or any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

     "DILUTION" shall mean, with respect to any period, the percentage obtained by dividing: (a) the sum of non-cash credits against Accounts of Borrower for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrower for such period, as determined by LaSalle, by (b) gross invoiced sales of Borrower for such period.

     "EBITDA" shall mean, with respect to any period, net income after taxes for such period (excluding any after-tax gains on the sale of assets (other than inventory sold in the ordinary course of business) and excluding other after-tax extraordinary gains) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

     "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower which is acceptable to LaSalle in its sole discretion for lending purposes. LaSalle shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

     (i)   it is genuine and in all respects is what it purports to be;

     (ii) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of LaSalle;

     (iii) it arises from (A) the performance of services by Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale of Goods by Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned or offered to return any of the Goods, or has not refused to accept any of the services, which are the subject of such Account, and Borrower has possession of, or has delivered to LaSalle at LaSalle's request, shipping and delivery receipts evidencing delivery of such Goods;

     (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within 180 days after the stated invoice date thereof and does not remain unpaid more than 60 days past the stated payment date if the stated payment date is not more than 90 days after the stated invoice date or does not remain unpaid more than 30 days past the stated payment date if the stated payment date is more than 90 days after the stated invoice date; provided, however, that if more than 25% of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid beyond the periods described above in this item (iv), then all Accounts owing to Borrower by that Account Debtor shall be deemed ineligible;

     (v) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

     (vi) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

     (vii) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

     (viii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate of Borrower;

     (ix) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to LaSalle pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

     (x) it is not an Account with respect to which the Account Debtor is located in a jurisdiction which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that jurisdiction, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election, or (z) Borrower has proven, to LaSalle's satisfaction, that it is exempt from any such requirements under any such state's laws;

     (xi) it is an Account which arises out of a sale made in the ordinary course of Borrower's business;

     (xii) the Account Debtor is a resident or citizen of, and is located within, the United States of America or Canada or if the Account Debtor is not a resident of the United States or Canada, either (A) the Account Debtor has supplied Borrower with an irrevocable commercial letter of credit issued by a financial institution and in form and substance satisfactory to Lender, and, if so requested by Lender, delivered to Lender or its agent in pledge for negotiation and presentment, or (B) the Account is covered by credit insurance acceptable to LaSalle;

     (xiii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

     (xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrower contained in this Agreement;

     (xv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds the lesser of 10% of the aggregate of Borrower's Accounts or a credit limit determined by LaSalle in its sole judgment for that Account Debtor, provided, however, that Accounts excluded from Eligible Accounts solely by reason of this paragraph (xv) shall be Eligible Accounts to the extent of such credit limit, and provided, further, that this paragraph (xv) shall not be applicable to Accounts supported by letter(s) of credit acceptable to LaSalle; and

     (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by LaSalle in its sole discretion.

     "ELIGIBLE INVENTORY" shall mean Inventory of Borrower which is finished goods or raw materials and which is acceptable to LaSalle in its sole discretion. Without limiting LaSalle's discretion, LaSalle shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

     (i) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of LaSalle;

     (ii) it is located on the premises listed on Exhibit A (and LaSalle has received a landlord's waiver acceptable to LaSalle with respect to such premises if such premises are not owned by Borrower) and is not in transit;

     (iii) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

     (iv) it is not work in process and is held for sale or furnishing under contracts of service, it is (except as LaSalle may otherwise consent in writing) new and unused and free from defects which would, in LaSalle's sole determination, affect its market value;

     (v) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless LaSalle has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to LaSalle, in form and substance acceptable to LaSalle, such UCC financing statements, warehouse receipts, waivers and other documents as LaSalle shall require;

     (vi) LaSalle has determined in accordance with LaSalle's customary business practices that it is not unacceptable due to age, type, category or quantity;

     (vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue or (B) which violates any of the covenants of Borrower contained in this Agreement; and

     (viii) at no time will more than $1,500,000 of finished goods for retail sale shall be considered Eligible Inventory.

Eligible Inventory shall be deemed to include as finished goods an amount equal to all Letters of Credit which are documentary letters of credit issued in connection with the acquisition by Borrower of Goods which upon receipt by Borrower will be finished goods meeting the requirements listed above.

     "EVENT OF DEFAULT" shall have the meaning specified in paragraph 16 hereof.

     "EXCESS AVAILABILITY" shall mean, as of any date of determination by LaSalle, the excess, if any, of (i) the Borrowing Base over (ii) the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date. For purposes of calculating Borrower's Excess Availability and the amount of the Borrowing Base relating thereto, all of Borrower's trade payables and outstanding debt, other than the Liabilities hereunder, which remain unpaid more than thirty (30) days after the due dates thereof shall, on the date of the determination of Excess Availability, be deemed to have been paid by Borrower.

     "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

     "INDEMNIFIED PARTY" shall have the meaning specified in paragraph 18 hereof.

     "INTEREST PERIOD" shall mean for any LIBOR Rate Loan the period commencing on the date of the borrowing thereof and ending one or three months thereafter; provided, however, that Borrower may not select any Interest Period that ends after the Original Term, or if applicable, the Renewal Term. Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "INVENTORY ADVANCE RATES" means: (i) with respect to raw materials, 20% during the months of May and June, 10% during the months of April and July and 0% during all other months; and (ii) with respect to finished goods, 65% during the months of May and

June, 60% during the months of April and July, during the month of August, 60% until the first Monday in August and as of the first Monday in August the rate shall be 58% and as of each subsequent Monday in August the rate shall reduce by two percentage points from the rate previously in effect but in no event to a rate less than 50%, and at all other times the rate shall be 50%.

     "KIND" shall mean, with respect to any Loan, whether such Loan is a Revolving Loan or a Term Loan.

     "LETTERS OF CREDIT" shall mean those documentary or stand-by letters of credit issued for Borrower's account in accordance with the terms of paragraph 4 hereof.

     "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit and
(ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to a Loan hereunder.

     "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower to LaSalle or to any parent, affiliate or subsidiary of LaSalle of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     "LIBOR RATE" shall mean, with respect to the Interest Period applicable to the borrowing of a LIBOR Rate Loan, the rate obtained (rounded upwards to the nearest 1/100 of 1%) by dividing (i) the rate of interest per annum offered to LaSalle in the London interbank foreign currency deposits market as of approximately 11:00 A.M. (Greenwich Mean Time) two (2) Business Days prior to the commencement of such Interest Period for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply, by (ii) a percentage equal to 1 minus the stated reserve (expressed as a decimal), if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System as from time to time shall be in effect (or against any other category of liabilities, which includes deposits, by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit on other assets, which includes loans by a non-U.S. office of LaSalle to U.S. Residents). In the absence of manifest error, each determination by LaSalle of the applicable LIBOR Rate shall be deemed conclusive.

     "LIBOR RATE LOAN" shall mean a Revolving Loan or portion of the Term Loan that bears interest based on the LIBOR Rate.

     "LIBOR RATE REVOLVING LOAN" shall mean a Revolving Loan that bears interest based on the LIBOR Rate.

     "LIBOR RATE TERM LOAN" shall mean that portion of the Term Loan that bears interest based on the LIBOR Rate.

     "LOAN" or "LOANS" shall mean any and all Revolving Loans and the Term Loan made by LaSalle to Borrower pursuant to paragraphs 2 and 3 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of Borrower hereunder.

     "LOCK BOX" and "BLOCKED ACCOUNT" shall have the meanings specified in paragraph 10 hereof.

     "MATERIAL ADVERSE EFFECT" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, Borrower's business, property, assets, operations, condition (financial or otherwise) or prospects.

     "MORTGAGE" shall mean each mortgage or deed of trust executed by Borrower in favor of LaSalle to secure the Liabilities.

     "NOTE" shall mean the Revolving Note or the Term Note.

     "OBLIGOR" shall mean Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities; provided, however, that such term shall not include any Account Debtor.

     "ORIGINAL TERM" shall have the meaning specified in paragraph 12 hereof.

     "OTHER AGREEMENTS" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Liabilities or the transactions contemplated hereby.

     "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock or other similar ownership interest of Borrower or any Subsidiary.

     "PERMITTED LIENS" shall mean (i) purchase money security interests securing indebtedness (a) in any one transaction of no more than $50,000 and (b) in any aggregate 12-month period of no more than $250,000, (ii) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (iii) liens or security interests in favor of LaSalle, (iv) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business, (v) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (vi) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraph 13(q) or permitted as Capital Expenditures under paragraph 14(n)(iv), the documents relating to such liens to be in form and substance acceptable to LaSalle, (vii) liens securing indebtedness owing by any Subsidiary to Borrower to the extent such indebtedness is permitted under paragraph 14(i), or to any other Subsidiary of Borrower,
(viii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (ix) liens specifically permitted by LaSalle in writing as set forth on Schedule 1 attached hereto; (x) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by an lien permitted by any of the foregoing subparagraphs (ii) through (ix) inclusive; provided, that (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased, (xi) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (xii) securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities, and (xiii) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

     "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "PRIME RATE" shall mean the publicly announced prime rate of LaSalle National Bank, Chicago, Illinois, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of LaSalle National Bank in effect at any time.

     "PRIME RATE LOAN" shall mean a Revolving Loan or portion of the Term Loan that bears interest based on the Prime Rate.

     "PRIME RATE REVOLVING LOAN" shall mean a Revolving Loan that bears interest based on the Prime Rate.

     "PRIME RATE TERM LOAN" shall mean that portion of the Term Loan that bears interest based on the Prime Rate.

     "RENEWAL TERM" shall have the meaning specified in paragraph 12 hereof.

     "REVOLVER MAXIMUM AMOUNT" means $14,000,000 during the period beginning March 1 and ending October 14 of each year and $7,000,000 at all other times.

     "REVOLVING LOANS" shall have the meaning specified in paragraph 2 hereof.

     "REVOLVING NOTE" shall mean the promissory note in the original principal amount of $14,000,000, executed by Borrower to the order of LaSalle, dated as of the Closing Date.

     "SUBSIDIARY" shall mean any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty 50% of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

     "TERM LOAN" shall have the meaning specified in paragraph 3 hereof.

     "TERM LOAN CONDITIONS" means the occurrence of all of the following events:
(i) receipt by LaSalle of an appraisal of the orderly liquidation value of Borrower's Equipment which is satisfactory to LaSalle; (ii) receipt by LaSalle of an appraisal of the fair market value of Borrower's real property which is subject to a Mortgage, which appraisal is satisfactory to LaSalle; (iii) environmental due diligence satisfactory to LaSalle has been completed with respect to the real property which is the subject of the Mortgage; (iv) LaSalle has received Borrower's audited annual financial statements for a fiscal year after 1996 and such financial statements report a pretax profit of at least $1,000,000; and (v) Obligors shall have executed and delivered to LaSalle all agreements and documents which LaSalle determines are necessary to consummate the Term Loan.

     "TERM NOTE" shall mean the promissory note in the original principal amount equal to the amount of the Term Loan, executed by Borrower to the order of LaSalle and dated as of the Closing Date.

     "TYPE" shall mean, with respect to any (i) Revolving Loan, whether such Revolving Loan is a LIBOR Rate Revolving Loan or a Prime Rate Revolving Loan and
(ii) Term Loan, whether any portion thereof is a LIBOR Rate Term Loan or a Prime Rate Term Loan.

     (b)  ACCOUNTING TERMS AND DEFINITIONS

     Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to LaSalle on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in paragraph 14(n) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date, the certificates required to be delivered pursuant to paragraph 14(b) demonstrating compliance with the covenants contained herein shall include, at the election of Borrower or upon the request of LaSalle, calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

2.   REVOLVING LOANS

     Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term: LaSalle may, in its sole discretion, from time to time make such revolving loans and advances (the "Revolving Loans") to Borrower as Borrower may from time to time request in accordance with the terms hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time made to Borrower shall not exceed the lesser of (i) the Borrowing Base or (ii) the Revolver Maximum Amount, in each case minus the outstanding Letter of Credit Obligations. All Revolving Loans shall be repaid in full upon the earlier to occur of (A) the end of the Original Term or any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such term and (B) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement. If at any time the total of the outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations exceeds the lesser of (i) the Borrowing Base or
(ii) the Revolver Maximum Amount; Borrower shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment first against the outstanding principal balance of the Revolving Loans. Borrower hereby authorizes LaSalle to charge any of Borrower's accounts to make any payments of principal, interest, fees or reimbursable expenses required or provided for by this Agreement. All Revolving Loans shall, in LaSalle's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to LaSalle. However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by LaSalle.

3.   TERM LOAN

     (a) Upon satisfaction of the Term Loan Conditions and provided no Default exists, LaSalle, upon Borrower's request, will make a term loan to Borrower (the "Term Loan") in the original principal amount requested by Borrower but not more than the lesser of (i) $4,000,000 or (ii) an amount equal to 80% of the orderly liquidation value of Borrower's Equipment which LaSalle deems eligible for lending purposes plus 70% of the appraised fair market value of Borrower's real property which LaSalle deems eligible for lending purposes. Principal payable on account of the Term Loan shall be payable in successive equal monthly installments each in an amount equal to 1.1905% of the original principal amount of the Term Loan with the first installment due and payable on the first day of the month immediately following the 30th day after disbursement of the Term Loan; provided, however, that the entire unpaid principal balance of the Term Loan shall be due and payable in full upon the expiration of the Original Term of this Agreement; and, provided further, that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then Borrower shall continue to make such equal and level monthly payments, with a final installment equal to the unpaid principal balance and any other amounts outstanding due and payable upon the expiration of the Renewal Term. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such Original or Renewal Term and (ii) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement.

     (b) If at any time after the Term Loan is disbursed to Borrower, Borrower sells any Equipment, or any real property subject to a Mortgage or if any Equipment or such real property is damaged, destroyed or taken by condemnation, Borrower shall pay to LaSalle, unless otherwise specifically provided herein or otherwise agreed to by LaSalle, as and when received by Borrower and as a mandatory prepayment of the Term Loan, to be applied against the last maturing installments of principal thereof, in the inverse order thereof (or, at LaSalle's option, such of the other Liabilities of Borrower as LaSalle may elect), a sum equal to the proceeds received by Borrower from (i) such sale or
(ii) such damage, destruction or condemnation; provided, however, that without LaSalle's consent, unless and until an Event of Default has occurred and is continuing:

          (i) obsolete or worn out Equipment may be sold or otherwise disposed of by Borrower and the proceeds thereof may be retained by Borrower, so long as the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than $5,000, and the fair market value, in the aggregate, of all such Equipment sold or otherwise disposed of by Borrower during any twelve-month period is less than $25,000; and

          (ii) proceeds arising from any such damage, destruction or condemnation may be retained by Borrower and used by Borrower to repair, restore or replace the damaged, destroyed or condemned property, so long as the fair market value of any such damaged, destroyed or condemned property in any single incident is less than $25,000; and the fair market value, in the aggregate, of all such property damaged, destroyed or condemned during any twelve-month period is less than $50,000.

4.   LETTERS OF CREDIT

     Subject to the terms and conditions of this Agreement, and the Other Agreements, during the term of this Agreement, LaSalle may, in its sole discretion, from time to time cause the issuance of and co-sign for, upon Borrower's request, Letters of Credit; provided, that the Letters of Credit shall be in form and substance acceptable to LaSalle in its sole discretion and that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed $5,000,000; and provided further, that no Letter of Credit shall have an expiry date (a) more than 365 days from the date of issuance or (b) beyond five (5) days prior to the expiration of the Original Term or the Renewal Term, as the case may be. Borrower's reimbursement obligation in respect of the Letters of Credit shall automatically reduce, dollar for dollar, the amount which Borrower may borrow based upon the Borrowing Base. Any payment made by LaSalle to any Person on account of any Letter of Credit shall constitute a Revolving Loan hereunder. At no time shall the aggregate sum of the Revolving Loans plus the Letter of Credit Obligations be in excess of the lesser of the Borrowing Base or the Revolver Maximum Amount.

5.   INTEREST, FEES AND CHARGES

     (a)  RATES OF INTEREST

     Interest accrued on all Loans shall be due on the earliest of: (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, and also, in the case of a LIBOR Rate Loan, in addition to monthly, at the end of the Interest Period applicable thereto; (ii) the occurrence of an Event of Default in consequence of which LaSalle elects to accelerate the maturity and payment of the Liabilities; or
(iii) termination of this Agreement pursuant to paragraph 12 hereof. At Borrower's election, except as otherwise provided in paragraph 6 (c) hereof, interest shall accrue on: (A) the unpaid principal balance of the Term Loan made to

Borrower outstanding at the end of each day at (x) a fluctuating rate per annum equal to 25 basis points above the Prime Rate or (y) a fixed rate per annum equal to 275 basis points above the LIBOR Rate; and (B) the principal amount of the Revolving Loans made to Borrower outstanding at the end of each day at (x) a fluctuating rate per annum equal to 25 basis points above the Prime Rate or (y) a fixed rate per annum equal to 275 basis points above the LIBOR Rate. The rate of interest payable on Prime Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Beginning on the first day of the month after receipt by LaSalle of Borrower's audited annual financial statements for a fiscal year after 1996 reporting a pretax profit of at least $1,000,000, provided no Default exists as of such date, each of the interest rates set forth above shall be permanently reduced as of such date by 25 basis points. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at the rates per annum set forth above, plus 200 basis points.

     (b)  COMPUTATION OF INTEREST AND FEES

     Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by LaSalle shall be deemed applied by LaSalle on account of the Liabilities (subject to final payment of such items) on the next Business Day after receipt by LaSalle of good funds in LaSalle's account located in Chicago, Illinois.

     (c)  MAXIMUM INTEREST

     It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such excess amount shall be refunded to Borrower.

     (d)  LETTER OF CREDIT FEES

     Borrower shall remit to LaSalle a Letter of Credit fee equal to 1.5% per annum on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower, which fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the bank issuing such Letter of Credit. Upon the occurrence and during the continuance of an Event of Default, all Letter of

Credit fees shall be payable on demand at a rate equal to 3.5% per annum on the aggregate undrawn face amount thereof.

     (e)  CLOSING FEE

     Borrower shall pay to LaSalle a closing fee of $52,500, which shall be fully earned, nonrefundable and due on the Closing Date. Upon disbursement of the Term Loan, Borrower shall pay to LaSalle an additional closing fee equal to 0.375% of the original principal amount of the Term Loan.

     (f)  UNUSED LINE FEE

     Borrower shall pay to LaSalle at the end of each month, in arrears, an Unused Line Fee equal to 0.25% per annum on the daily average amount by which the sum of (i) the outstanding principal balance of the Revolving Loans and (ii) the outstanding Letter of Credit Obligations is less than the Revolver Maximum Amount. The Unused Line Fee shall accrue from the Closing Date until the last day of the Original Term, and if applicable, from the first day to the last day of each Renewal Term.

     (g)  APPRAISAL FEES AND OTHER COSTS

     In addition to the costs and expenses described in paragraph 14(o) hereof, Borrower shall reimburse LaSalle for any costs and expenses incurred by LaSalle with respect to any appraisals and any environmental due diligence performed or obtained in connection with the satisfaction of the Term Loan Conditions.

     (h)  CAPITAL ADEQUACY CHARGE

     If LaSalle shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by LaSalle with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on LaSalle's capital as a consequence of its obligations hereunder to a level below that which LaSalle could have achieved but for such adoption, change or compliance (taking into consideration LaSalle's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by LaSalle to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to LaSalle such additional amount or amounts ("Capital Adequacy Charge") as will compensate LaSalle for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of LaSalle claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to LaSalle, and the method by which such amount was determined. In determining such amount, LaSalle may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

     Borrower shall have ninety (90) days from receipt of the Capital Adequacy Demand to seek and obtain replacement financing and will be entitled to apply the proceeds of such financing to payment in full of all Liabilities. In the event Borrower chooses this option the provisions of Section 12(b) shall not apply.

6.   LOAN ADMINISTRATION

     (a)  LOAN REQUESTS

     A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Borrower shall give LaSalle same day notice, no later than 10:30 A.M. (Portland time) of such day, of its intention to borrow a Prime Rate Revolving Loan, and at least three (3) Business Days prior notice of its intention to borrow a LIBOR Rate Revolving Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists a Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Prime Rate Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to Borrower, LaSalle may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle by Borrower. Unless Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications from Borrower, LaSalle shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of LaSalle's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by Borrower. LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrower, and if such notice requests the borrowing of a LIBOR Rate Revolving Loan, such notice shall state the Interest Period with respect thereto. Borrower, at its option, may choose Prime Rate Revolving Loans or LIBOR Rate Revolving Loans; provided, that any LIBOR Rate Revolving Loan shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof; and provided further, that the right of Borrower to choose any LIBOR Rate Loan is subject to the provisions of paragraph 6(c) hereof.

     (b)  DISBURSEMENT

     Borrower hereby irrevocably authorizes LaSalle to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under paragraph 6(a)(i) shall be disbursed by LaSalle in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and LaSalle from time to time, or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Loan requested under paragraph 6(a)(ii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other Liability.

     (c)  NOTICE OF CONTINUATION AND NOTICE OF CONVERSION

          (i) Subject to the provisions of subparagraph (iii) hereof, Borrower may elect to maintain any borrowing by it consisting of the same Kind of LIBOR Rate Loans, or any portion thereof, as a LIBOR Rate Loan by selecting a new Interest Period for such borrowing, which new Interest Period shall commence on the last day of the then existing Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made on three (3) Business Days prior notice, given by Borrower to LaSalle not later than 8:30 A.M. (Portland time) on the third Business Day preceding the date of any proposed Continuation. If Borrower elects to maintain more than one borrowing consisting of LIBOR Rate Loans of the same Kind by combining such borrowings into one borrowing and selecting a new Interest Period pursuant to this clause, each of the borrowings so combined shall consist of Loans of the same Kind having Interest Periods ending on the same date. If Borrower shall fail to select a new Interest Period for any borrowing by it consisting of LIBOR Rate Loans of the same Kind in accordance with this clause, such LIBOR Rate Loans will automatically convert into Prime Rate Loans.

          (ii) Subject to the provisions of subparagraph (iii) hereof, Borrower may on three (3) Business Days prior notice given to LaSalle convert the entire amount of or a portion of all Loans of the same Kind and Type into Loans of the same Kind and another Type (a "Conversion"); provided, that no Default shall have occurred and be continuing; and provided further, that any Conversion of any LIBOR Rate Loans into Prime Rate Loans may only be made on the last day of the Interest Period for such LIBOR Rate Loans, and upon Conversion of any Prime Rate Loans into LIBOR Rate Loans, Borrower shall pay accrued interest to the date of Conversion on the principal amount converted on the first day of the following month. Each such notice shall be given not later than 8:30 A.M. (Portland time) on the third Business Day preceding the date of any proposed Conversion. Each Conversion shall be in an aggregate amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof. Borrower may elect to convert the entire amount of or a portion of all Loans made to Borrower of the same Kind and Type comprising more than one borrowing into Loans of the same Kind and another Type by combining such borrowings into one borrowing consisting of Loans of the same Kind and another Type; provided, however, that if the borrowings so combined consist of LIBOR Rate Loans, such LIBOR Rate Loans shall have Interest Periods ending on the same date.

          (iii) Notwithstanding anything contained in paragraph 5(a) hereof or contained in subparagraphs (i) and (ii) above to the contrary:

          A. if LaSalle is unable to determine the LIBOR Rate for LIBOR Rate Loans comprising any requested borrowing, Continuation or Conversion, the right of Borrower to select or maintain LIBOR Rate Loans for such borrowing or any subsequent borrowing shall be suspended until LaSalle shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be automatically converted into a Prime Rate Loan;

          B. if at any time LaSalle shall notify Borrower that the LIBOR Rate for Loans comprising such borrowing by Borrower will not adequately reflect the cost to LaSalle of making such Loans, the right of Borrower to select, maintain, continue or convert to LIBOR Rate Loans for such borrowing shall be suspended until LaSalle shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be automatically converted into a Prime Rate Loan;

          C. there shall not be outstanding at any one time more than an aggregate of four (4) LIBOR Rate Revolving Loans and two LIBOR Rate Term Loans;

          D. any LIBOR Rate Term Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; and

          E. the amount of interest payable by Borrower during any Interest Period shall be calculated on the full amount of each LIBOR Rate Loan borrowed by Borrower at the commencement of the applicable Interest Period, regardless of any reductions in the principal amount of such LIBOR Rate Loan which occur during such Interest Period, and Borrower shall not be credited for any part of such interest until such interest is actually paid by Borrower. To the extent the aggregate repayments of principal on Revolving Loans received by LaSalle during the pendency of an Interest Period applicable to a then outstanding LIBOR Rate Revolving Loan exceed the aggregate unpaid principal amount of all Prime Rate Revolving Loans outstanding during such Interest Period, LaSalle shall, to the extent of such excess, credit to a special suspense account the amount of such repayments received during such Interest Period, and at the expiration of such Interest Period, LaSalle shall apply all such amounts credited to such account against the unpaid principal balance of the LIBOR Rate Revolving Loans then outstanding. Borrower shall not earn interest on any credit balance which may be deemed to exist in favor of Borrower by virtue of this subparagraph (E).

          (iv) Each notice of Continuation or Conversion shall be irrevocable and binding on Borrower. In the case of (A) any borrowing of a Loan, Continuation, or Conversion that the related notice of borrowing, notice of Continuation or notice of Conversion specifies is to be comprised of LIBOR Rate Loans, or (B) any payment of principal of, or Conversion or Continuation of, any LIBOR Rate Loan made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, Conversion or Continuation of such Loan or acceleration of the maturity of any of the Liabilities pursuant to paragraph 17 hereof, or for any other reason, then in any such case, upon LaSalle's demand, Borrower shall pay to LaSalle and indemnify LaSalle from and against the following (collectively "Breakage Costs"): (x) any loss, cost or expense incurred by LaSalle as a result of any failure to fulfill, on or before the date for such borrowing, Continuation or Conversion, the applicable conditions set forth in paragraph 15 hereof, and (y) any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation in each such case, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by LaSalle to fund the Loan to be made as part of such borrowing, Continuation or Conversion.

7.   GRANT OF SECURITY INTEREST TO LASALLE

     As security for the payment of all Loans now or in the future made by LaSalle to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to LaSalle and grants to LaSalle a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, security interests, security deposits and any rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all Deposit Accounts; (f) all Investment Property; (g) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of LaSalle or any agent or any parent, affiliate or subsidiary of LaSalle or any participant with LaSalle in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (h) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

8.   PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN

     Borrower shall, at LaSalle's request, at any time and from time to time, execute and deliver to LaSalle such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by LaSalle) and do such other acts and things as LaSalle may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of LaSalle (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect LaSalle's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

9.   POSSESSION OF COLLATERAL AND RELATED MATTERS

     Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and
(b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

10.  COLLECTIONS

     (a) At LaSalle's request, Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box ("LOCK BOX") with a financial institution acceptable to, and in the name and under exclusive control of, LaSalle. Borrower shall establish an account ("BLOCKED ACCOUNT") in LaSalle's name for the benefit of Borrower with a financial institution acceptable to LaSalle, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments made for Inventory or services sold or rendered by Borrower and received by Borrower in the identical form in which such payments were made, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. Each financial institution with which a Lock Box and Blocked Account are established shall acknowledge and agree, in a manner satisfactory to LaSalle, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of LaSalle, that such financial institution has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire (and shall permit LaSalle to initiate such wires), or otherwise transfer in immediately available funds in a manner satisfactory to LaSalle, funds deposited in the Blocked Account on a daily basis as such funds are collected. Borrower agrees that all payments made to the Blocked Account established by Borrower or otherwise received by LaSalle, whether in respect of the Accounts of Borrower or as proceeds of other Collateral of Borrower or otherwise, will be applied on account of the Liabilities of Borrower in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses which Borrower incurs in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrower pursuant to any Lock Box or Blocked Account

Agreement with Borrower, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder, shall be payable to LaSalle by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by Borrower to LaSalle, and, if that endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (iv) open and process all mail addressed to Borrower and deposited therein; provided, however, that LaSalle shall not exercise any such powers described in subparagraphs (i), (ii)(except for routine Lock Box payments/proceeds), and (iv) unless and until an Event of Default has occurred.

     (b) LaSalle may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as LaSalle deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of Borrower; and (vi) do all other acts and things which are necessary, in LaSalle's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow LaSalle to collect the Accounts. LaSalle, through its officers, employees or agents, shall have the right, at any time and from time to time in LaSalle's name, in the name of a nominee of LaSalle or in Borrower's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse LaSalle, on demand, for all reasonable costs, fees and expenses incurred by LaSalle in this regard. In addition to any other provision hereof, LaSalle may at any time on or after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts of Borrower to make payment directly to LaSalle of any amounts due or to become due thereunder.

     (c) For the purpose of determining Borrower's Borrowing Base hereunder, LaSalle shall, upon receipt by LaSalle at its office in Chicago, Illinois, of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as LaSalle shall determine in its sole discretion.

     (d) In its sole credit judgment, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all costs, fees and expenses (including, without limitation, reasonable attorney fees for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by LaSalle shall constitute Revolving Loans, payable by Borrower to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

     (e) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such items shall not be made for any reason, LaSalle is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

11.  SCHEDULES AND REPORTS

     (a) Borrower shall provide to LaSalle compliance certificates in the form attached as Exhibit C and the periodic reports and other information and schedules described on Exhibit B at the times specified on Exhibit B. In addition, Borrower shall furnish LaSalle with such other statements and reports as LaSalle may reasonably request from time to time, including, without limitation, providing the reports, information and schedules listed on Exhibit B on a more frequent basis than specified on Exhibit B.

     (b) Borrower shall immediately notify LaSalle of any event causing loss or depreciation in value of Borrower's assets (other than normal depreciation occurring in the ordinary course of business).

     (c) All schedules, certificates, reports and assignments and other items delivered by Borrower to LaSalle hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as LaSalle shall reasonably request. Borrower shall deliver from time to time such other schedules and reports pertaining to the Collateral of Borrower as LaSalle may reasonably request.

12.  TERMINATION

     (a) This Agreement shall be in effect from the date hereof until November 10, 2000 ("ORIGINAL TERM") and shall automatically renew itself from year to year thereafter (each such one year renewal being referred to herein as a "RENEWAL TERM") unless (i) the due date of the Liabilities is accelerated pursuant to paragraph 17 hereof; or (ii) Borrower elects or LaSalle elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving the other party written notice of such election at least ninety (90) days prior to the end of the Original Term or the then current Renewal Term, in which case Borrower shall pay all of the Liabilities in full on the last day of such term. If one or more of the events specified in subparagraphs (i) or (ii) occurs, this Agreement shall terminate on the date thereafter that the Liabilities are paid in full; provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated,
(i) Borrower shall deliver to LaSalle a release, in form and substance reasonably satisfactory to LaSalle, of all obligations and liabilities of LaSalle and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of LaSalle, in form and substance satisfactory to LaSalle, for checks which LaSalle has credited to Borrower's account, but which subsequently are dishonored for any reason and (ii) upon Borrower's request, LaSalle shall deliver to Borrower a release in form and substance reasonably satisfactory to Borrower.

     (b) If, during the term of this Agreement, Borrower prepays all of the Liabilities or any portion of the Term Loan, Borrower agrees to pay to LaSalle, as a termination fee, in addition to the payment of all other Liabilities owing by Borrower, an amount equal to (i) in the case of prepayment of the Liabilities, 1% of the highest Revolver Maximum Amount in effect during the twelve months preceding the payment or (ii) in the case of prepayment of the Term Loan, 1% of the amount prepaid on the Term Loan at the time of such payment if this Agreement is terminated during the Original Term or any Renewal Term; except: (A) if terminated at the end of the Original Term or any Renewal Term, pursuant to the terms set forth herein; (B) if such prepayment is the result of LaSalle's election to terminate the Loan Agreement for any reason other than Borrower's Default hereunder; or (C) if such prepayment occurs in connection with an acquisition by Borrower which requires a cash payment by Borrower of at least $1,000,000 and is closed before LaSalle's receipt of Borrower's audited financial statement for its year ending December 31, 1998 and as part of that transaction Borrower requires the Term Loan to finance the acquisition, LaSalle declines to provide the Term

Loan and Borrower consummates the acquisition and receives funding from a lender pursuant to loan documents which include a term loan and revolving credit facility comparable to the facilities contemplated by this Agreement.

13.  REPRESENTATIONS AND WARRANTIES

     Borrower hereby makes the following representations, warranties and covenants:

     (a) the financial statements delivered or to be delivered by Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and since the date of the Borrower's financial statements delivered to LaSalle most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect;

     (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Exhibit A; Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

     (c) the Collateral, including without limitation the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised LaSalle in writing consists of Collateral normally used in more than one state), is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Exhibit A;

     (d) Borrower shall immediately give written notice to LaSalle of any use of any Goods in any jurisdiction other than a jurisdiction in which Borrower has previously advised LaSalle such Goods shall be used, and such Goods shall not, unless LaSalle shall otherwise consent in writing, be used in any jurisdiction in which LaSalle does not have a first perfected security interest in such Goods;

     (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

     (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request LaSalle to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible

Account and Eligible Inventory and as otherwise established by LaSalle from time to time, and Borrower shall promptly notify LaSalle in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

     (g) Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

     (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

     (i) except as otherwise disclosed on Schedule 13(i), there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle;

     (j) Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect;

     (k) all written information now, heretofore or hereafter furnished by Borrower to LaSalle is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, all of which shall be prepared in good faith based upon reasonable assumptions);

     (l) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate;

     (m) Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames or division names in the operation of its business, except as otherwise disclosed on Schedule 13(m); Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to LaSalle in writing;

     (n) with respect to Borrower's Equipment: (i) except for Permitted Liens, Borrower has good and indefeasible and merchantable title to and ownership of all Equipment; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property; (iv) from time to time Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment, but only to the extent provided in paragraph 3 (b)(i) hereof; and (v) Borrower, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

     (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

     (p) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

     (q) Borrower is not now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than (i) Permitted Liens;
(ii) the Liabilities; (iii) indebtedness disclosed to LaSalle on Schedule 13(q);
(iv) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's business; and (v) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Borrower's business;

     (r) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

     (s) except as otherwise disclosed on Schedule 13(s), Borrower has no Parents, Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

     (t) Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect;

     (u) Borrower is not in default under any contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any such contract, lease or commitment which, in either event, has had, or could have a Material Adverse Effect;

     (v) there are no controversies pending or threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect; and

     (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it.

     Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in paragraphs 13 or 14 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the Liabilities are fully performed, paid and satisfied, subject to such changes as are not prohibited hereby or do not constitute a Default hereunder, and shall be remade by Borrower at the time each Revolving Loan is made and each Letter of Credit is issued pursuant to this Agreement.

14.  COVENANTS

     Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless set forth on Schedule 14 or Borrower obtains LaSalle's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

     (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;

     (b) Borrower shall deliver compliance certificates to LaSalle in the form attached as Exhibit C and the various other information, documents, reports and schedules described in Exhibit B in accordance with the schedule set forth in Exhibit B, together with such additional information, documents, reports and schedules as LaSalle may request from time to time, and Borrower agrees to deliver to LaSalle the following financial information, all of which shall be prepared in accordance with GAAP consistently applied: (i) no later than thirty
(30) days after each calendar month, copies of internally prepared financial statements of Borrower and its Subsidiaries, on a consolidated and consolidating, monthly and year-to-date basis including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower and its Subsidiaries, certified by Borrower's chief financial officer and accompanied by an officer's certificate certifying that no Default exists hereunder and (ii) no later than ninety (90) days after the end of each of Borrower's fiscal years, annual financial statements of Borrower and its Subsidiaries on a consolidated and consolidating basis audited by independent certified public accountants selected by Borrower and reasonably satisfactory to LaSalle, together with such accountants' "management letter";

     (c) LaSalle, or any Persons designated by it, shall have the right, at any time, in the exercise of its commercially reasonable credit judgment, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as LaSalle may consider reasonable under the circumstances. Borrower shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement as LaSalle shall at any time and from time to time reasonably request. Borrower authorizes LaSalle to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower or any Affiliate, or with those employees of Borrower with whom LaSalle has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrower (after notice to Borrower of LaSalle's intent) with Borrower's independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. Borrower shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (d) (i) Borrower shall: keep the Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been, or within fifteen days after the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle. Borrower irrevocably, makes, constitutes and appoints LaSalle (and all officers, employees or agents designated by LaSalle) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that LaSalle shall exercise such rights only upon the occurrence of an Event of Default;

          (ii) Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies have been, or within fifteen days after the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty days written notice before any such policy shall be altered or canceled; and

          (iii) If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

          (IV) OREGON STATUTORY NOTICE. THE FOLLOWING IS INSERTED PURSUANT TO ORS 746.201:

                                    WARNING

               UNLESS BORROWER PROVIDES LASALLE WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, LASALLE MAY PURCHASE INSURANCE AT BORROWER'S EXPENSE TO PROTECT LASALLE'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT BORROWER'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE LASALLE PURCHASES MAY NOT PAY ANY CLAIM BORROWER MAKES OR ANY CLAIM MADE AGAINST IT. BORROWER MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT IT HAS OBTAINED PROPERTY COVERAGE ELSEWHERE.

               BORROWER IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY LASALLE. THE COST OF THIS INSURANCE MAY BE ADDED TO BORROWER'S CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO BORROWER'S CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE BORROWER'S PRIOR COVERAGE LAPSED OR THE DATE BORROWER FAILED TO PROVIDE PROOF OF COVERAGE.

               THE COVERAGE LASALLE PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWER CAN OBTAIN ON BORROWER'S OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

     (e) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; Borrower shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit A or in any written notice to LaSalle pursuant to paragraph 13(c) hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

     (f) all monies and other property obtained by Borrower from LaSalle pursuant to this Agreement will be used solely for business purposes of Borrower;

     (g) Borrower shall, at the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement; provided, however, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

     (h) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, Borrower keeps on deposit with LaSalle (such deposit to be held without interest) an amount of money which, in the sole judgment of LaSalle, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, LaSalle may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall constitute Revolving Loans hereunder, shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

     (i) Borrower shall not, with the exception of Permitted Liens, (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers, and (C) any other indebtedness described in paragraph 13(q)(ii) hereof; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

     (j) Borrower shall not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets; Borrower shall not create any new Subsidiary or Affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; Borrower shall not enter into any transaction outside the ordinary course of Borrower's business;

     (k) Borrower shall not (i) declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; or (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement, provided, however, that notwithstanding the foregoing Borrower shall be entitled to repurchase shares of any class of its stock in the aggregate amount of $250,000 during any calendar year;

     (l) Borrower shall not make any loans to, or investment in, any Person, whether in cash, securities or other property of any kind, other than investments that are direct obligations of the United States;

     (m) Borrower shall not amend its organizational documents or change its fiscal year;

     (n) Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing
Date:

          (i) Net Worth. Borrower and its Subsidiaries shall maintain as of the end of each monthly fiscal period a net worth of not less than:
               (i) $27,600,000 for the periods ending in December, 1997; (ii) $25,900,000 for the periods ending in January through March, 1998; (iii) $24,800,000 for the periods ending in April through August, 1998; (iv) $28,300,000 for the periods ending in September through November, 1998; (v) $29,400,000 for the periods ending in
                                                                         Page 34

                December, 1998; and (vi) as of each fiscal year end thereafter, an amount equal to the amount in effect from the end of the preceding fiscal year plus 75% of any consolidated net profit earned for the current fiscal year then ended (such aggregate amount shall not be reduced by the amount of any net loss after taxes of Borrower for any period) provided, however, that each amount shown in (i) through (v) above will be increased or decreased to the extent that the new shares of Borrower's stock issued in connection with the Acquisition are valued on the Borrower's books above or below $2,336,960;

          (ii) Consolidated Interest Coverage Ratio. Borrower and its Subsidiaries, on a consolidated basis, shall have as of the end of Borrower's 1998 fiscal year a ratio of EBITDA for fiscal year 1998 to interest expense for fiscal year 1998 of not less than
                1.0 to 1.0 and shall maintain as of the end of each fiscal quarter, commencing with the fiscal quarter ending in March, 1999, a ratio of (A) EBITDA for the twelve months ending with such quarter to (B) interest expense for the twelve months ending with such quarter, of not less than 1.25 to 1.00;


          (iii) Consolidated Debt Service Coverage Ratio. Borrower and its Subsidiaries, on a consolidated basis, shall have as of the end of Borrower's 1998 fiscal year a Debt Service Coverage Ratio for fiscal year 1998 of not less than 1.00 to 1.00 and shall maintain a Debt Service Coverage Ratio, as of the end of each twelve-month period ending on the last day of a fiscal quarter, commencing with the fiscal quarter ending in March, 1999, of not less than 1.25 to 1.00; and

          (iv) Consolidated Capital Expenditures. Borrower and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures of an aggregate amount of more than $3,300,000 during 1997 and $2,500,000 during any consecutive twelve-month period beginning on or after January 1, 1998.

     (o) LaSalle acknowledges receipt of $25,000 from Borrower pursuant to that certain commitment letter dated October 3, 1997, which amount will be applied to costs and expenses. Borrower shall reimburse LaSalle for all costs and expenses incurred by LaSalle in connection with the documentation and consummation of this transaction and the Term Loan, amendments to or modifications of this Agreement, any Other Agreements, and any other transactions between Borrower and LaSalle, in seeking to collect, protect or enforce any rights in or to the Collateral or in seeking to collect any Liabilities and to administer and enforce any of LaSalle's rights under this Agreement, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and any legal expenses and reasonable attorneys' fees (both in-house and outside counsel), whether incurred at arbitration, trial, on appeal, in a bankruptcy proceeding or otherwise), and at all times during the continuation of a Default, an examination fee per diem, per examiner equal to LaSalle's standard per diem fee for such work (which standard per diem fee as of the Closing Date is $600) for each examination prepared by or at LaSalle's direction of Borrower's books and records and Collateral and such other matters as LaSalle shall deem appropriate together with all out-of-pocket expenses of such examiners. Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

     (p) Borrower shall not enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate of Borrower except in the ordinary course of business in a manner and to an extent consistent with past practices of Borrower and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Borrower or such Subsidiary as are available from unaffiliated third parties;

     (q) Borrower shall promptly advise LaSalle in writing of any Material Adverse Effect or the occurrence of any Default;

     (r) Borrower shall not open any new location unless (i) Borrower gives LaSalle 30 days prior written notice of the intended opening of such new location, and (ii) Borrower executes and delivers to LaSalle such agreements, document, and instruments as LaSalle deems necessary or desirable to protect LaSalle's interest in the Collateral at such new location, including, without limitation, UCC-1 financing statements; or

     (s) Borrower shall notify LaSalle at least 60 days in advance of any action Borrower intends to take to change its fiscal year, and at least 30 days in advance of any action Borrower intends to take to change its method of accounting, or any accounting practice used by it, or the application of any generally accepted accounting principal in a manner inconsistent with the financial statements previously delivered by Borrower to LaSalle.

15.  CONDITIONS PRECEDENT

     (a) The obligation of LaSalle to fund the Term Loan, to fund the initial Revolving Loan, and to co-sign as applicant for the initial Letter of Credit, is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

          (i) LaSalle shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as
                Schedule 15(i) ("Closing Document List");

          (ii) Since December 31, 1997, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by LaSalle in its sole discretion;

          (iii) LaSalle shall have received payment in full of all fees and expenses payable to it by Borrower on or before the Closing Date; and

          (iv) The Obligors shall have executed and delivered to LaSalle all agreements and documents which LaSalle determines are reasonably necessary to consummate the transactions contemplated hereby.

     (b) After the Closing Date, the obligation of LaSalle to make any requested Revolving Loan or to co-sign as applicant for any requested Letter of Credit is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

          (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

          (ii) No Default shall have occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived; and

          (iii) No event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

16.  DEFAULT

     The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

     (a) the failure of any Obligor to pay when due, declared due, or demanded by LaSalle in accordance with the terms hereof, any of the Liabilities;

     (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements other than the obligations set forth in subsection (a) above; provided, however, so long as such failure or neglect was not the result of intentional action by any Obligor and may be cured, such failure or neglect shall not constitute an Event of Default if cured within ten (10) days after its occurrence;

     (c) the making or furnishing by any Obligor to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and LaSalle, which is untrue or misleading in any respect, or the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreement of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

     (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

     (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor, (iii) alleging that such Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within ninety (90) days after the commencement of such proceedings;

     (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

     (g) the entry of any judgment or order in excess of $50,000 against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

     (h) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Liabilities or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

     (i) the occurrence of an event of default under any other agreement or instrument evidencing indebtedness for borrowed money in excess of $50,000 executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound;

     (j) any one Person, directly or indirectly, acquires the power to direct or cause the direction of the management or policies of Borrower;

     (k) the occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect; or

     (l) any Obligor revokes or terminates (or attempts or purports to revoke or terminate) his/her/its guaranty, endorsement or other agreement in favor of LaSalle.

Notwithstanding anything contained in this paragraph 16 or contained in any other provision of this Agreement or Other Agreements to the contrary, in the event of the institution of any proceedings described in paragraph 16(e) hereof against Borrower, LaSalle shall not be obligated to make advances to Borrower during the ninety (90) day grace period provided in paragraph 16(e).

17.  REMEDIES UPON AN EVENT OF DEFAULT

     (a) Upon the occurrence of an Event of Default described in paragraph 16(e) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all of the Liabilities may, at the option of LaSalle, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence of an Event of Default, LaSalle may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of LaSalle's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, LaSalle may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and LaSalle shall have the right to store the same at any of Borrower's premises without cost to LaSalle. At LaSalle's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle and reasonably convenient to LaSalle and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), whether incurred at arbitration, trial, on appeal, in a bankruptcy proceeding or otherwise, and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Liabilities, and in such order of application, as LaSalle may from time to time elect.

18.  INDEMNIFICATION

     Borrower agrees to defend (with counsel reasonably satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether incurred at arbitration, trial, on appeal, in a bankruptcy proceeding or otherwise, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any Letter of Credit or the use or intended use of the proceeds of the Loans or any Letter of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this paragraph 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

19.  NOTICES

     All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy (provided that without LaSalle's written consent, none of the reports required by paragraph 11(a) may be delivered by telecopy) or delivered in person, and in the case of LaSalle shall be sent to it at One Centerpointe Drive, Suite 100, Lake Oswego, Oregon 97035, Attention: Robert C. Alexander, and in the case of Borrower shall be sent to Borrower at its principal place of business as set forth on the first page of this Agreement; provided, however, that either party may designate another address for itself from time to time by notice given as provided in this paragraph.

20.  CHOICE OF GOVERNING LAW AND CONSTRUCTION

     This Agreement and the Other Agreements shall be governed by and construed in accordance with the laws of the State of Oregon. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

21.  FORUM SELECTION

     To induce LaSalle to accept this Agreement, Borrower irrevocably agrees that, subject to LaSalle's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF PORTLAND, STATE OF OREGON. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LaSALLE IN ACCORDANCE WITH THIS PARAGRAPH.

22.  MODIFICATION AND BENEFIT OF AGREEMENT

     This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and LaSalle. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder. Borrower hereby consents to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein including, without limitation, any of LaSalle's rights, titles, interest, remedies, powers and/or duties thereunder. Borrower agrees that it shall execute and deliver such documents as LaSalle may request in connection with any such sale, assignment, transfer or other disposition.

23.  HEADINGS OF SUBDIVISIONS

     The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

24.  POWER OF ATTORNEY

     Borrower acknowledges and agrees that its appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

25.  ADVERTISING

     Borrower hereby authorizes LaSalle to use Borrower's name and trade name, together with variants of such name and related logotypes in advertising promoting LaSalle and the business transaction between LaSalle and Borrower through the use of so-called "tombstones" and similar publicity. Borrower hereby releases LaSalle and its subsidiaries, affiliates, officers, employees and advertising agents, from any and all liability to Borrower arising out of or related to the exercise of the rights granted to LaSalle in this section.

26.  WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY

     (a) LaSALLE AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER OR LaSALLE OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE

RELATIONSHIP BETWEEN BORROWER AND LaSALLE. IN NO EVENT SHALL LaSALLE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LaSALLE OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

     (c) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.


     (d) LaSalle's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by a duly authorized officer of LaSalle and directed to Borrower specifying such suspension or waiver.

27.  OREGON STATUTORY NOTICE

     (a) UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LASALLE AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LASALLE TO BE ENFORCEABLE.

     (b) Borrower hereby represents to LaSalle that the credit provided hereunder is not for personal family or household purposes and is not secured by any residence.

                     [This space intentionally left blank.]


     IN WITNESS WHEREOF, the parties hereto have duly executed this Loan and Security Agreement as of the date first above written.


                                           LaSALLE BUSINESS CREDIT, INC.

                                           By:      /s/ Robert Alexander
                                              --------------------------------
                                           Title:  Vice President


                                           MORROW SNOWBOARDS, INC.

                                           By:      /s/ David E. Calapp
                                              --------------------------------
                                           Title:  CEO

                                   EXHIBIT A

                                      TO

                          LOAN AND SECURITY AGREEMENT

                       BUSINESS AND COLLATERAL LOCATIONS


     1.  Borrower's Chief Executive Office:
         ----------------------------------

         2600 Pringle Road, S.E.
         Salem, Oregon  97302

     2.  Other Locations:
         ----------------

         See attached

Morrow Snowboards, Inc
Business & Collateral Locations

        LOCATION                              CONTACT                        PURPOSE                      RELATIONSHIP
        --------                              -------                        -------                      ------------
Creative Edge                              Alan Mills               images & raw topsheet materials     Public Warehouse
6210 NE 92 Drive Portland, OR

Stewart Stiles                             Aaron                    topsheet materials                  Public Warehouse
495 N Holladay St Cornelius, OR

Crown Plastics                             Gary Ellerhorst          images                              Public Warehouse
116 May Dr Harrison, OH 45030

Plasticos Duramos                          Edgar Melgar             boot material                       Public Warehouse
Calle Principal Aparatado Postal 587
San Salvador

S&J Sales                                  Jason Greenidge          finished goods                      Public Warehouse
120 Dynamic Drive Unit 27
M1V5C8 Scarborough, Ontario, Canada

West Beach                                                          apparel fabric                      Public Warehouse
60 West 7th Ave Vancouver, BC

Target Plastics                            Aaron Cooper             plastic for sidewalls               Public Warehouse
2950 Pringle Rd SE Salem, OR

2540 Pringle Rd, Salem, OR                                          Marketing Studio                    additional office space

2600 Pringle Rd, Salem, OR                                          Corporate Headquarters              Executive offices

Morrow International, Inc
PO Box BF Agana, Guam 96910                                         Foreign Sales Corporation


                                   Exhibit A

POST OFFICE BOXES

General - PO BOX 12606 Salem, OR 97309
Canadian Cash Receipts - PO BOX 203 Salem, OR 97308*

* used in prior year in order to separate foreign currency no longer used since new software system allows for foreign currency transactions

                                   Exhibit A

                                   EXHIBIT B

                 INSTRUCTIONS FOR THE HANDLING OF YOUR ACCOUNT
                  WITH LASALLE BUSINESS CREDIT, INC. (LENDER)

I.   SUBMITTING ASSIGNMENTS

     1 Each Accounts Receivable Daily Loan Report must have attached a legible copy of an Invoice Register/Sales Journal showing a breakdown of invoices by account debtor, invoice number, invoice date, and dollar amounts.

     2 Proof of delivery such as bills of lading or signed delivery receipts must be maintained in your files and be available for Lender's auditors.

     3    ALL ACCOUNTS AND INVOICES ARE TO BE ASSIGNED TO LENDER.

     4 DO NOT ASSIGN PART OF AN ACCOUNT. Each account will be assigned in full no matter how large or small the amount of any specific invoice.

     5 Each Assignment should be prepared in duplicate, sending the original to Lender and retaining a copy for your records.

     6 All Assignments are to be signed by the President or a properly designated employee. Be sure to date and number the Daily Report.
          To number the reports, use the number of the month plus the sequence of the report. For example: If it is the third report for August, the report number would be 8-03.

     7    Assignments should be submitted daily.

     8 IMPORTANT. Prepare an Assignment covering sales for the last day of each month end and have it marked FINAL for the month. DO NOT combine sales of two different months on one Assignment.

     9 All merchandise returned on invoices assigned to Lender is still under the security interest of Lender. Such merchandise must be immediately reported as "credits." All credit memos should be properly reported to Lender as they are issued, and reporting should comply with the same procedures as for invoices. In addition, all credits such as write-offs, adjustments, and journal entries affecting the accounts receivable assigned to Lender should also be reported on a timely basis.

II.  SUBMITTING COLLECTIONS

     1 Any checks received directly by Morrow Snowboards, Inc. (including non-accounts receivable checks) must be deposited in the original form with proper endorsement to the special depository account. NO CHECK MAY BE DEPOSITED TO THE GENERAL BANK ACCOUNT.

     2 Each Accounts Receivable Daily Loan Report is required to have attached to it a listing of each check individually by customer name with totals. This list may be a copy of your Cash Receipts Journal. This listing must show the individual invoices the payments are being applied to and all discounts, allowances, and adjustments must be reflected on this list. All columns must also be totaled.

     3 The Collection Report should be prepared in duplicate, sending the original to Lender and retaining a copy for your records.

     4 Collections must be submitted every day checks are received in a lockbox or directly by Morrow Snowboards, Inc.

     5 IMPORTANT. On the Collection Report covering remittances for the last day of each month end, mark FINAL for the month.

     6 Notwithstanding the above, so long as there are no Events of Default and there is Excess Availability of $3,000,000 or more, the Accounts Receivable Daily Loan Reports will only be required weekly.

III. REPORTING

     For the end of EACH MONTH the following reports are to be submitted to Lender per schedule below:

          a DETAILED ACCOUNTS RECEIVABLE AGING -- due by the 10th of the following month.

          b ACCOUNTS RECEIVABLE RECONCILIATION -- due by the 10th of the following month. This report will reconcile the A/R aging to the Final Daily Loan Report for the month.

          c DETAILED ACCOUNTS PAYABLE AGING -- due by the 10th of the following month (including any accrued vendor payables or held checks if possible).

          d INVENTORY REPORT(S) AND AGING -- due by the 10th of the following month.

          e CUSTOMER NAME AND ADDRESS LISTING -- to be submitted on a quarterly basis.

          f BALANCE SHEET AND PROFIT AND LOSS STATEMENT -- due within 30 days of the month end. Including consolidated and consolidating statements.

          g CPA - AUDITED STATEMENT -- at fiscal year-end (due within 90 days of fiscal year end).

          h COMPLIANCE CERTIFICATE -- to be completed and submitted with each financial statement and signed by the chief financial officer. The

          Compliance Certificate is to be submitted in a format consistent with Exhibit C of the Loan and Security Agreement.

IV.   AUDITS

      From time to time, an auditor employed by Lender will call at your office for the purpose of checking our records against your books, and reviewing and updating all necessary credit and financial data. Please cooperate with our auditors by making available to them any information they may request.

V.    VERIFICATION OF ACCOUNT DEBTORS

      Periodically, on a random basis, a sampling of your customers' accounts receivable balances taken from your Aging are verified by Lender for collateral control purposes. This procedure is handled on a "non-notification" basis under the name of "Andrews and Company" to protect the integrity of your financing program with Lender.

VI.   ACCOUNTS RECEIVABLE INELIGIBLE

      On a monthly basis, you will receive from Lender a list of all items on your A/R Aging that are not eligible for advance purposes. This list will be updated upon receipt of each Aging.

VII.  MISCELLANEOUS FEES

      The following fees will be charged for these services provided by Lender:

          a   Outgoing Fed Wires -- $15 per wire.

          b   Automated Funds Transfer Fee (ACH) -- $50 per month.

VIII. OTHER

      Request for advances must be telephoned to our office by no later than 10:30 a.m. PST to receive the wire that day. The deposit(s) for each day must be telephoned or faxed to our office by no later than 1:30 p.m. PST to receive credit for the deposit on the following day. Your primary contact regarding advances and reporting will be Wendy Geber, our Operations Manager. Her telephone number is (503) 684-4662 and her fax number is (503) 684-4665. Please feel free to call Wendy with any questions you should have.

                                   EXHIBIT C

                            MORROW SNOWBOARDS, INC.

                            COMPLIANCE CERTIFICATE

     Morrow Snowboards, Inc., ("Borrower"), gives this certificate ("Compliance Certificate") to LaSalle Business Credit, Inc. ("Lender") on and as of the date hereof and in compliance with the Loan and Security Agreement, dated November __, 1997 by and among Lender and Borrower (the "Loan Agreement"). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

     The Borrower hereby certifies that:

     1.   No potential Default or Event of Default exists under the Loan
Agreement;

     2. No Material Adverse Effect or change in the condition, financial or otherwise, business, property, including, without limitation, with respect to environmental laws, or the result of operation of Borrower has occurred since the date of the last compliance certificate delivered in accordance with SECTION 11 of the Loan Agreement;

     3. All insurance premiums due and payable by Borrower have been fully paid;

     4.   All taxes due and payable by Borrower have been fully paid;

     5. No litigation, investigation or proceeding, or injunction, writ or restraining order of the type described in SECTION 13(i), 13(v) or any other section of the Loan Agreement is pending or threatened as of the date hereof;

     6. The financial statements and supporting documents appended hereto and delivered in accordance with SECTION 11 of the Loan Agreement (the "Financial Documents") are complete, correct and thoroughly present the financial condition of the Borrower;

     7.   Based upon my review of the financial information provided pursuant to
SECTION 14(b) of the Loan Agreement which are attached hereto for the period ending __________________, 1997:

          a. Borrower's computed Tangible Net worth was ____________________; the minimum Tangible Net Worth required on that date was ____________________.

          b. Borrower's Interest Coverage Ratio was ________________________ (to be completed quarterly); the minimum ratio required on that date was ________. [NOT APPLICABLE UNTIL 12/31/98]

COMPLIANCE CERTIFICATE
PAGE 2

          c. Borrower's Debt Service Coverage Ratio was ___________ (to be completed quarterly); the minimum ratio required on that date was ______. [NOT APPLICABLE UNTIL 12/31/98]

          d. Borrower's Capital Expenditures for the current fiscal year have aggregated $_____________ ($__________ maximum allowed);

          e. Distributions pursuant to SECTION 14(k) of the Loan Agreement for the period were $_____________ ($____________ year to date).

     8. Borrower, as of the date hereof, is in full compliance with the representations, warranties, and covenants set forth in the Loan Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ____________ ________, 1997.


                                          MORROW SNOWBOARDS, INC.



                                          By ___________________________________
                                                  , Chief Financial Officer

Morrow Snowboards, Inc
Loan and Security Agreement
Permitted Liens

                                                                       Description of
 File        Date        Type of                                    Collateral/Effect of
Number       Filed       Filing            Secured Party                 Amendment
------       -----       -------           -------------            --------------------
238676      9/29/94     UCC Lien    AT&T Credit Corp               phone system
244007     11/16/94     UCC Lien    Norwest Financial Leasing      grindrite
202547     12/22/93     UCC Lien    AT&T Credit Corp               phone system
243630     11/14/94     UCC Lien    Norwest Financial Leasing      wide belt waxer/grindrite
243911     11/15/94     UCC Lien    Clark Rental System            forklift
250858      1/20/95     UCC Lien    Commercial Equipment Lease     structural blaster
260084      3/30/95     UCC Lien    Colonial Pacific Leasing       high pressure foam machine
262870      4/19/95     UCC Lien    AT&T Capital Leasing           sharp 9800 copier
274164      7/13/95     UCC Lien    Colonial Pacific Leasing       grindrites, stonegrinder
280878      8/29/95     UCC Lien    Celtic Leasing Corp            silkscreen machine
280879      8/29/95     UCC Lien    Celtic Leasing Corp            10 Dell computers
280880      8/29/95     UCC Lien    Celtic Leasing Corp            UV Systems, conveyor
241649     10/25/94     UCC Lien    Kenco Equipment Lease          Milling machine

                                  Schedule 1

                                 SCHEDULE 13(I)

                                      TO

                          LOAN AND SECURITY AGREEMENT

                               PENDING LITIGATION

     The Company is not currently involved in any material litigation or legal proceedings and is not aware of any potentially material litigation or proceeding threatened against it other than as described below.

     In June 1995, the Company received notice from a German company alleging that the Company's M-1 bindings sold prior to 1995 infringe on a patent held by that company, which notice requests certain royalties based on M-1 binding sales. Based on a review of the infringement claims and discussions with counsel, the Company believes that it has defenses to such claims. No contact has been made by the German company since this initial notice.

     In early January 1996, the Company terminated its distribution arrangement with its German distributor and appointed another company as its German distributor. In late January 1996, the Commune received notice from the terminated German distributor alleging that the Company has exclusive distribution agreement and that such distributor is entitled to certain royalty payments and other rights. There has been no contact from the German distributor since that time.

                                SCHEDULE 13(m)

                                      TO

                          LOAN AND SECURITY AGREEMENT

                                  OTHER NAMES

   DESCRIPTION                   PATENT #    APPL DATE                   STATUS
   -----------                   --------    ---------                   ------
Patents:
Attachment system
for Snowboards                  08/514,122    8/11/95    due to issue in next 3 or 4 months

Double-barrel or
triple-barrel construction      08/533,917    9/26/95

Step-in Binding system                                   not yet filed (Dellett & Walters Docket M-225)

Snowboard Production process
for the formation of cores                               not yet filed (Dellett & Walters Docket M-239)

Trademarks:
Trademarks - please see attached document

Other Names:
There are no other trade names other than listed under Patents and Trademarks.


                           TRADEMARKS STATUS REPORT

       APPLICATIONS/REGISTRATIONS IN THE NAME OF MORROW SNOWBOARDS, INC.

                                   13401-032


                                   In-house counsel receives int'l watch service


 COUNTRY        MARK           APPL. NO.     APPL. DATE    REG. NO.     REG. DATE     CLASS              STATUS/NOTES
------------------------------------------------------------------------------------------------------------------------------------
Argentina                                                                                         MORROW INQUIRED ABOUT THIS
                                                                                                  COUNTRY, BUT NO APPLICATION FILED.
------------------------------------------------------------------------------------------------------------------------------------
Chile        MORROW              340.561                                                25       "MORROW" MARK FILED BY
                                                                                                 SOCIEDAD COMERCIAL G'LOOMIS LTDA.
                                                                                                 6/24/96 Published for  Opposition.
                                                                                                 8/5/96 Opposition filed by Morrow.
------------------------------------------------------------------------------------------------------------------------------------
European     MORROW/1/            161018     04/01/96                                18,25,28    PENDING
Community                                                                                        Filed via Jacobacci & Perani;
(CTM)                                                                                            Pre-examination
                                                                                                 Use due 5 years from registration.
------------------------------------------------------------------------------------------------------------------------------------
European     M and Half-Moon      160960     04/01/96                                18,25,28    PENDING
Community    DESIGN/2/                                                                           Filed via Jacobacci & Perani;
(CTM)                                                                                            Pre-examination
                                                                                                 Use due 5 years from registration.
------------------------------------------------------------------------------------------------------------------------------------
Japan        MORROW/3/         115249/1990                 2711215      11/30/95        28       REGISTERED to KK Morrow Japan
                                                                                                 9/30/97 completed: assignment of
                                                                                                 registration from K.K. Morrow
                                                                                                 Japan, license and recordation of
                                                                                                 license back to K.K. Morrow Japan
------------------------------------------------------------------------------------------------------------------------------------
Japan        MORROW/4/          98361/1995   09/26/95                                   25       4/23/97 application suspended
                                                                                                 pending resolution of the
                                                                                                 negotiations with KK Morrow Japan.
                                                                                                 9/30/97 agent notified that
                                                                                                 negotiations were resolved.
------------------------------------------------------------------------------------------------------------------------------------
Japan        M and Half-Moon    98362/1995   09/26/95                                   28       Awaiting Trademark Office response
             DESIGN/5/
------------------------------------------------------------------------------------------------------------------------------------
Peru         MORROW/6/            287457     12/18/95                                   25       02/03/96: Published for opposition.
------------------------------------------------------------------------------------------------------------------------------------

                           TRADEMARKS STATUS REPORT

      APPLICATIONS/REGISTRATIONS IN THE NAME OF MORROW SNOWBOARDS, INC.

                                   13401-032

                                   In-house counsel receives int'l watch service


COUNTRY              MARK            APPL. NO.    APPL. DATE    REG. NO.   REG. DATE   CLASS          STATUS/NOTES
------------------------------------------------------------------------------------------------------------------------------------
Peru              MORROW/7/              287458    12/18/95       024915    04/08/96        28    REGISTERED
                                                                                                  Renewal: 04/08/2006
                                                                                                  Use: 04/08/99 (every 3 years)
------------------------------------------------------------------------------------------------------------------------------------
United States     DOUBLE-BARREL/8/   74/620,227    01/10/95                                 28    Maintained by Dellett & Walters.
                  (itu*)                                                                          9/27/97 Response to Office
                                                                                                  Action regarding the Statement
                                                                                                  of Use entered
------------------------------------------------------------------------------------------------------------------------------------
United States     MORROW/9/ (use)    74/596,786    11/08/94    2,022,859    12/17/96    25, 28    Maintained by Dellett & Walters.
                                                                                                  REGISTERED
------------------------------------------------------------------------------------------------------------------------------------
United States     MORROW             74/596,419    11/08/94    1,983,504    07/02/96    25, 28    Maintained by Dellett & Walters.
                  SNOWBOARDS and                                                                  REGISTERED
                  Design/10/ (use)
------------------------------------------------------------------------------------------------------------------------------------
United States     MORROW A NEW       74/596,822    11/08/94    1,994,516    08/20/96    25, 28    Maintained by Dellett & Walters.
                  SYMBOL OF                                                                       REGISTERED
                  STRENGTH and
                  Design/11/ (use)
---------------- -------------------------------------------------------------------------------------------------------------------
United States     M and Half-Moon    74,735,743    09/29/95     2,086,873   08/12/97    25, 28    Maintained by Dellett & Walters.
                  DESIGN/12/                                                                      REGISTERED
-----------------------------------------------------------------------------------------------------------------------------------

-------------------
/1/ Class 18: Leather and imitations of leather and goods made of these materials and not included in other classes; trunks and traveling bags; backpacks, rucksacks, all-purpose sport bags; Class 25: Clothing, headgear; snow and skiwear and accessories; boots for sports; boot liners; beanies, caps and hats; gloves and mittens; jackets; parkas; pants; jerseys; sweatshirts; T-shirts; snow suits; socks; Class 28: Sporting articles not included in other classes; snowboard and ski equipment and accessories; snowboard bindings, parts and hardware therefor; snowboards; snowboard carrying cases; snowboard leashes; snowboard stomp pads; ski wax.
-------------------
* Application filed based  on Intent to Use

                           TRADEMARKS STATUS REPORT

       APPLICATIONS/REGISTRATIONS IN THE NAME OF MORROW SNOWBOARDS, INC.

                                   13401-032

------------------------------------------------------------------------------

/2/ Class 18: Leather and imitations of leather and goods made of these materials and not included in other classes; trunks and traveling bags; backpacks; rucksacks; all-purpose sport bags; Class 25: Clothing, footwear, headgear; snow and skiwear and accessories; boots for sports; boot liners; beanies, caps and hats; gloves and mittens; jackets; parkas; pants; jerseys; sweatshirts; T-shirts; snow suits; socks; Class 28: Sporting articles not included in other classes; snowboard and ski equipment and accessories; snowboard bindings, parts and hardware therefor; snowboards; snowboard carrying cases; snowboard leashes; snowboard stomp pads; ski wax.

/3/

/4/ Clothing (excluding Japanese style clothing), garters, stocking suspenders, braces, waistbands, belts, special sporting/gymnastic wear, special sporting/gymnastic footwear

/5/ Snowboard, skiing implements, sporting & gymnastic implements, toys, wax for skis

/6/ Clothing, shoes, hats, special clothing for snow and ski sports, including parkas, ski jackets, snow suits, ski pants, gloves, mittens, and socks

/7/ Snowboard and ski equipment; and, in general, all the products in the class.

/8/  Snowboards

/9/  Snow and ski wear and accessories; Snowboard and ski equipment

/10/ Snow and ski wear and accessories; Snowboard and ski equipment

/11/ Snow and ski wear and accessories; Snowboard and ski equipment

/12/ Class 25: Ski wear, boots, boot liners, sweatshirts, T-shirts, jackets, pants and hats; Class 28: Snowboards, snowboard gear bags fitted for holding snowboards and snowboarding accessories, snowboard bindings and parts therefor, snowboard stomp pads, snowboard bags and snowboard leashes

Morrow Snowboards, Inc
Schedule of Long-Term Leases Payable
September 27, 1997

      Leasing                   Equipment                      Balance
      Company                  Under Lease                     9/27/97
      -------                  -----------                     -------
Celtic                    UV Systems, Conveyor                23,785.80
Celtic                    Silk Screen Machine                 85,703.75
Kenco                     Milling Machine                      3,077.50
Kenco                     Dell Computers (10 PC's)             3,223.56
Commercial Equipment      Stamp, Pierce Dies                   3,806.20
Commercial Equipment      Structural Blaster                   9,026.60
Northwest Financial       Wide Belt Waxer/Grindrites          13,750.95
Northwest Financial       Grindrite                            5,679.73
Clark Credit              Forklift                             9,626.22
Colonial Pacific          High Pressure Foam Machine          47,844.95
Colonial Pacific          2 Grindrite, Stonegrinder           45,336.27
AT&T Credit               Phone System-Claxter                19,908.47
AT&T Credit               Sharp 9800 Copier                    1,485.06
AT&T Credit               Phone System-Pringle                25,317.90
Flow International Corp*  Water Cutting System               142,942.00
                                                             ----------
                                                             440,514.96
                                                             ==========

*Lease entered into in August, 1997 - still waiting for acceptance of equipment, expected during November, 1997


                                Schedule 13(q)

                                 SCHEDULE 13(S)

                                      TO

                          LOAN AND SECURITY AGREEMENT

                        LIST OF PARENTS AND SUBSIDIARIES

Morrow Snowboards, Inc. (Borrower)

Morrow, LLC, an Oregon limited liability company wholly-owned by Borrower

Morrow Snowboards, ULC, a Nova Scotia unlimited liability company, a wholly-owned indirect subsidiary of Borrower

Morrow International, Inc., a Guam corporation, a wholly-owned subsidiary of Borrower

                                  SCHEDULE 14

                                      TO

                          LOAN AND SECURITY AGREEMENT

                             COVENANT DISCLOSURES

THE COMPANIES

     Morrow Snowboards, Inc. ("Morrow"). Morrow, formed in 1989 as an Oregon corporation, is a leading designer, manufacturer and marketer of premium snowboards, bindings, boots and related accessories under the Morrow(R) brand. Morrow, to a lesser degree, provides snowboards and bindings for original equipment manufacturers ("OEMs"). Morrow owns and operates a 106,000 square foot administrative and manufacturing facility in Salem, Oregon. It employs approximately 220 people. The principal executive offices and manufacturing facilities of Morrow are located at 2600 Pringle Road S.E., Salem, Oregon 97309.

     Westbeach Snowboard Canada Ltd. ("Westbeach"). Westbeach, formed in 1982 as a Canadian federal corporation, and recently continued into British Columbia as a British Columbia corporation, is a manufacturer, wholesaler and retailer of snowboarding apparel and casual clothing. Westbeach also sells snowboards, bindings, boots and a full line of accessories through its three retail stores in Vancouver and Whistler, British Columbia and Bellevue, Washington, USA. Besides its three retail stores, Westbeach operates four wholesale warehouses (one in Vancouver, B.C., and, through its German sales representative, one in Schwifting, Germany and warehouses at its Bellevue, Washington and Innsbruck, Austria facility), has a sales office in Innsbruck, Austria and employs approximately 55 people. The principal executive offices of Westbeach are located at 60 West 7th, Vancouver, B.C. Canada.

THE EXCHANGE PROPOSAL

     The Boards of Directors of Morrow and Westbeach have approved a proposed Securities Purchase Agreement ("Purchase Agreement") among those companies, Westbeach security holders and certain Morrow affiliates under which Morrow Westbeach Canada, Ltd. (name may be changed), a British Columbia company, through an exchange of Morrow Common Stock and cash with Westbeach security holders for their Westbeach securities (the "Exchange" or "Acquisition") would acquire up to all of the outstanding securities of Westbeach and Westbeach would become a partially or wholly owned subsidiary of Morrow Westbeach Canada, Ltd. In the Exchange, the outstanding Westbeach securities, after the call of Westbeach's callable Class A Common, will be transferred to Morrow Westbeach Canada, Ltd. in exchange for Morrow Common Stock and cash. Morrow Westbeach Canada, Ltd. is a wholly owned subsidiary of Morrow Snowboards, ULC, a Nova Scotia limited liability company ("Morrow NS"). Morrow NS is a wholly owned subsidiary of Morrow, LLC ("Morrow LLC"), an Oregon limited liability company which is a wholly owned subsidiary of Morrow Snowboards, Inc. Morrow NS and Morrow LLC are referred to herein as the "Morrow Affiliates."

     Under the Purchase Agreement, the Westbeach security holders would collectively receive up to $3,170,000 CN cash ("Cash Consideration"), reduced by certain amounts noted herein (including $240,000 for repurchase of the callable Class A Common Stock, a $60,000 prepayment penalty and estimated legal fees and investment banking fees), and 584,240 shares of Morrow Common Stock ("Stock Consideration"), distributed among them as set forth in Schedule A of the Purchase Agreement. The number of shares of Morrow Common Stock to be issued is fixed, subject to adjustment to reflect stock splits, stock dividends, subdivisions, reclassifications, combinations, exchanges, reorganizations, recapitalizations and similar transactions affecting the Morrow stock. Following the Exchange, through one or more of several British Columbia corporate law procedures, Westbeach will be wound up and the interests of the Class A Common and warrant holders who do not accept this offer (including holders who exercised their warrants and acquired Class A Common Stock) will be extinguished or converted to securities or rights to acquire interests in Morrow NS, a company whose members have unlimited liability.

                                 SCHEDULE 15(I)
                                       TO
                          LOAN AND SECURITY AGREEMENT

                             CLOSING DOCUMENT LIST


     1.   Loan and Security Agreement

     2.   Promissory Note-Revolving Loans

     3.   UCC Financing Statements
          - UCC-1, - Oregon Secretary of State
          - UCC-1A - Marion County

     4.   UCC Searches

     5.   UCC Termination Statements

     6.   Deed of Trust

     7.   Title Insurance

     8.   Patent Assignment and Security Agreement

     9.   Trademark Security Agreement

     10.  Good Standing Certificate - Oregon Secretary of State

     11.  Borrower's Secretary's Certificate

     12.  Evidence of Insurance
          - flood insurance
          - property casualty insurance
          - liability insurance

     13.  Accountants Access Letter

     14.  Disbursement Direction Letter

     15.  Signature Authorization Letter

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     16.  Continuing Unconditional Guaranty and Security Agreement
          - Oregon LLC
          - Nova Scotia ULC.
          - Morrow Int'l Inc.

     17.  Special Depository Account Agreement

     18.  Borrower's and Guarantor's Counsel's Opinion Letter

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